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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                       AMERICAN BANK NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                         A NATIONAL BANKING ASSOCIATION
                (STATE OF INCORPORATION IF NOT A NATIONAL BANK)

                             101 EAST FIFTH STREET
                           CORPORATE TRUST DEPARTMENT
                              ST. PAUL, MINNESOTA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   41-0122055

                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                     55101

                                   (ZIP CODE)

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                       AMERICAN BANK NATIONAL ASSOCIATION
                             101 EAST FIFTH STREET
                           ST. PAUL, MINNESOTA 55101
                                 (612) 298-6280
        (EXACT NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                          AMERICA WEST AIRLINES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                         (STATE OR OTHER JURISDICTION)

                         4000 EAST SKY HARBOR BOULEVARD
                                PHOENIX, ARIZONA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   86-0418245
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                     85034
                                   (ZIP CODE)

                       % SENIOR UNSECURED NOTES DUE 2001
                      (TITLE OF THE INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.

        FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of the Currency, Treasury Department, Washington, D.C.

           Federal Deposit Insurance Corporation, Washington, D.C.

           The Board of Governors of the Federal Reserve System, Washington,
           D.C.

                                    GENERAL

ITEM 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

        IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

             None.

             See Note following Item 16.

ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

         Exhibits listed below are incorporated by reference from previous filing #33-79088. American Bank National Association was formerly known as American National Bank and Trust Company. The entity has remained the same, only the name has changed as noted by the attached letter from O.C.C.

     Exhibit 1. Copy of Articles of Association of the trustee now in effect.

     Exhibit 2. a. A copy of the certificate of the Comptroller of Currency dated June 1, 1965, authorizing American Bank National Association to act as fiduciary.

                 b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to American Bank National Association of St. Paul.

     Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

     Exhibit 4. Copy of By-laws of the trustee as now in effect.

     Exhibit 5. Copy of each Indenture referred to in Item 4. Not applicable.

     Exhibit 6. The consent of the trustee required by Section 321(b) of the
                Act.

     Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information it cannot accept any responsibility.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, AND ITS SEAL TO BE HEREUNTO AFFIXED AND ATTESTED, ALL IN THE CITY OF SAINT PAUL AND STATE OF MINNESOTA ON THE 11TH DAY OF AUGUST, 1994.

                                          AMERICAN BANK NATIONAL
                                            ASSOCIATION

                                          By    /s/  FRANK P. LESLIE III
                                            ------------------------------------
                                                    Frank P. Leslie III
                                                  Assistant Vice President

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                                                                       EXHIBIT 6

                                    CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, American Bank National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 11, 1994

                                          AMERICAN BANK NATIONAL
                                            ASSOCIATION

                                          By    /s/  FRANK P. LESLIE III
                                                   Frank P. Leslie III
                                                 Assistant Vice President
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Comptroller of the Currency
Administrator of National Banks
Midwestern District Office
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

July 7, 1994

Mr. Robert T. Lund
Senior Vice President and General Counsel
American Bank National Association
101 East Fifth Street
St. Paul, Minnesota 55101-1860

Dear Mr. Lund:

     The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change and the appropriate amendment to the Articles of Association. The OCC has recorded that as of July 1, 1994, the title of American National Bank and Trust Company, St. Paul, Minnesota, Charter No. 6828, was changed to "American Bank National Association".

     As a result of Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

/s/ JUDITH A. BOLLIG

Judith A. Bollig
Analysis Specialist